AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2002

                                                    Registration No. 333 -
              -----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)

            NEW YORK                                   16-0393470
        (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)           Identification No.)

                              ONE RIVERFRONT PLAZA
                             CORNING, NEW YORK 14831
          (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                          -----------------------------
                                WILLIAM D. EGGERS
                    Senior Vice President and General Counsel
                              Corning Incorporated
                              One Riverfront Plaza
                             Corning, New York 14831
            (Name, address including zip code, and telephone number,
                    including area code of agent for service)
                            TELEPHONE: (607) 974-9000
                               FAX: (607) 974-8656
                        ---------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                                       Proposed            Proposed
         Title of Each                                 Maximum             Maximum              Amount of
         Class of Securities            Amount to      Offering Price      Aggregate            Registration
         to be Registered               be Registered  Per Share (1)       Offering Price(1)     Fee
--------------------------------------------------------------------------------------------------------------
Common Stock ($.50 par value)           30,376,670 (2)   $1.646        $50,000,000.00          $4,600.00
---------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee based upon the agreed value of the commons stock component of the purchase price for the acquisition of all of the outstanding shares of an indirect subsidiary of Lucent Technologies, Inc. on September 30, 2002.
(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this includes such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization on similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

                           ---------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS        (SUBJECT TO COMPLETION; DATED OCTOBER 3, 2002)

                              CORNING INCORPORATED

                        30,376,670 Shares of Common Stock
                                ($.50 par value)

         On September 30, 2002, we issued 30,376,670 shares of our common stock, par value $0.50 per share, to Lucent Technologies International Inc. as partial consideration for our acquisition of all of the issued and outstanding shares of common stock of an indirect subsidiary of Lucent Technologies, Inc., named Lucent Technologies Mauritius Ltd. We refer to Lucent Technologies International, Inc. as the selling shareholder. In connection with the acquisition, we have agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholder.

         Our common stock is listed on the New York Stock Exchange under the symbol "GLW." On September 27, 2002, the closing price of our common stock, as reported on the New York Stock Exchange, was $1.46 per share.

         The selling shareholder, or its pledgees, donees, transferees or other successors in interest may sell all or a portion of the shares from time to time on one or more stock exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

                             ----------------------

INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE THE SECTION ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                The date of this Prospectus is ____________, 2002

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Forward-Looking Statements...............................................2
About Corning Incorporated...............................................2
Selling Shareholder......................................................3
Plan of Distribution  ...................................................3
Description of Corning Capital Stock.....................................3
Legal Matters............................................................5
Experts .................................................................5
Where You Can Find More Information .....................................6

                           FORWARD-LOOKING STATEMENTS

         Statements included in this prospectus and in the documents we incorporate by reference which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements describe a number of risks, uncertainties and other factors that could cause results to differ materially, as discussed in the documents we incorporate by reference. These statements may appear in the sections of our documents filed with the Securities and Exchange Commission (the "Commission") captioned "Business," "Risk Factors," and "Management's Discussion and Analysis," among others.


                                      ABOUT
                              CORNING INCORPORATED

         We trace our origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and our name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989.

         We are a global, technology-based corporation that operates in three broadly based operating business segments:

        O         Telecommunications;
        O         Advanced Materials; and
        O         Information Display.

         The Telecommunications segment produces optical fiber and cable, optical hardware and equipment, photonic modules and components, and optical networking devices for the worldwide telecommunications industry. The Advanced Materials segment manufactures specialized products with unique properties for customer applications utilizing glass, glass ceramic and polymer technologies. Businesses within this segment include environmental products, life science products, semiconductor materials and optical and lighting products. The Information Display Segment manufactures glass panels and funnels for televisions and CRT's, liquid-crystal display, glass for flat panel displays and projection video lens assemblies.

         Our principal office is located at One Riverfront Plaza, Corning, New York 14831. Our telephone number is (607) 974-9000.


                               SELLING SHAREHOLDER

         Under the terms of a securities purchase agreement, as amended, pursuant to which we acquired from selling shareholder all of the outstanding shares of Lucent Technologies Mauritius Ltd., we agreed to register 30,376,670 shares of Corning common stock for resale by the selling shareholder. On the closing date of the acquisition, September 30, 2002, the selling shareholder's beneficial ownership interest in shares of Corning common stock was as set forth in the table below. The selling shareholder does not currently own nor will own, upon completion of the transaction, more than 3% of Corning's outstanding common stock.


               NAME                      NUMBER OF SHARES       MAXIMUM NUMBER OF SHARES        NUMBER OF SHARES
                                        BENEFICIALLY OWNED       TO BE SOLD PURSUANT TO     BENEFICIALLY OWNED AFTER
                                      PRIOR TO THE OFFERING          THIS PROSPECTUS            THE OFFERING (1)
------------------------------------ ------------------------- ---------------------------- --------------------------

Lucent Technologies                             0                      30,376,670                       0
Intenational, Inc.


(1) Assumes the sale of all the shares of Corning common stock offered by this prospectus.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling shareholder or, to the extent permitted, its pledgees, donees, transferees or other successors in interest . The selling shareholder will act independently of Corning in making decisions with respect to the timing, manner and size of each sale. The selling shareholder may sell the shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares offered hereby may be sold, without limitation, by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in privately negotiated transactions; and (e) in an underwritten offering. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the shares offered hereby or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Corning's common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell Corning's common stock short and deliver the shares offered hereby to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholder may also pledge the shares offered hereby to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholder and/or purchasers of the shares offered hereby (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling shareholder. Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales, may pay to or receive from the purchasers of such shares commissions computed as described above.

         To comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We are responsible for expenses incident to the registration under the Securities Act of 1933, as amended, of the offer and sale of shares of Corning common stock by the selling shareholder, subject to the limitations set forth in the agreements to which we and the selling shareholder are party.

         We have agreed to indemnify the selling shareholder and any underwriters they may use against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                      DESCRIPTION OF CORNING CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

         Corning's authorized capital stock consists of 3,800,000,000 shares of common stock, $.50 par value, and 10,000,000 shares of preferred stock, $100 par value.

COMMON STOCK

         As of September 30, 2002, we had approximately 1,252,700,000 outstanding shares of Corning common stock held by approximately 22,190 holders of record. The holders of Corning common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Corning's board of directors is classified into three classes of approximately equal size, one of which is elected each year. Accordingly, holders of a majority of the Corning common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of Corning common stock are entitled to share ratably in all assets of Corning which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Corning preferred stock then outstanding. Effective July 9, 2001, Corning's board of directors determined that no future dividends will be paid. The holders of Corning common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Corning common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Corning common stock are subject to the rights of the holders of shares of any series of Corning preferred stock which Corning may issue in the future.

PREFERRED STOCK

         Corning has designated 2,400,000 shares of its preferred stock as Series A junior participating preferred stock and 5,750,000 shares as Series C mandatory convertible preferred stock. Series A preferred stock is reserved for issuance upon exercise of the rights distributed to the holders of Corning common stock pursuant to the Corning Rights Agreement referred to below. On August 20, 2002, we redeemed all of our outstanding shares of our Series B convertible preferred stock. No other Corning preferred stock is outstanding. As of September 30, 2002, we had outstanding approximately 2,445,500 shares of 7.00% Series C mandatory convertible preferred stock. Our Series C preferred stock will automatically convert on August 16, 2005 in to between 50.813 shares and 62.500 shares of our common stock, depending on the then current market price of our common stock, and subject to certain adjustments. Future dividends on our Series C preferred stock evidenced by our promissory note, which is collateralized by U.S. treasury securities. At any time prior to the conversion date, holders may convert each of their shares of our Series C preferred stock into 50.813 shares of Corning common stock and an amount of cash based on the converted shares' pro rata portion of the market value of collateral securing our promissory note for future dividends on our Series C preferred stock. In the event we are subject to a voluntary or involuntary liquidation, dissolution or winding, the holders of our Series C preferred stock are entitled to receive from the assets available for distribution before any distributions with respect to future series of junior preferred stock and our common stock a liquidating distribution of $100 per share plus all accrued and unpaid dividends.

         Corning's board of directors has the authority, without further shareholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to fix the dividend rights and terms, conversion rights and terms, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences and limitations applicable to each such series of Corning preferred stock. The purpose of authorizing Corning's board of directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of Corning preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Corning common stock and, under certain circumstances, make it more difficult for a third party to gain control of Corning.

         This summary of the rights and privileges of our outstanding stock is qualified by our restated certificate of incorporation, as amended, and the Certificate of Amendment of the certificate of incorporation with respect to our Series C preferred stock which are exhibits to the registration statement of which this prospectus forms a portion.

RIGHTS AGREEMENT

         Corning has adopted a Rights Agreement, dated as of June 5, 1996, which provides for the issuance of one right to the holder of each share of Corning common stock. Ten days after any person or group acquires or announces its intention to acquire 20% or more of the outstanding Corning common stock, each Corning right will entitle the holder, other than the acquiring person or group, to purchase one one-hundredth of a share of Series A preferred stock, at an exercise price of $41.67 subject to certain antidilution adjustments.

         If a person or group announces its intention to acquire 20% or more of the outstanding Corning common stock or if Corning is acquired in a merger or other business combination or sells 50% or more of its assets or earning power, each Corning right, other than a Corning right beneficially owned by the acquiring person or group, which will be void, will entitle the holder to purchase, at the exercise price, common stock of the acquiring person or group having a current market value of two times the exercise price of the right. Prior to a person or group acquiring 50% or more of the outstanding Corning common stock, Corning's board of directors may also elect to issue a share of Corning common stock in exchange for each Corning right, other than Corning rights held by the acquiring person or group.

         The Corning rights expire on July 15, 2006, unless this expiration date is extended or the Corning rights are exchanged or redeemed by Corning before such date. Prior to an announcement by a person or group of its intent to acquire 20% or more of the outstanding Corning common stock, Corning may redeem the Corning rights in whole, but not in part, for $.01 per Corning right, or it may amend the Corning Rights Agreement in any way without the consent of the holders of the Corning rights.

INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS

         Sections 722 and 723 of the Business Corporation Law of the State of New York provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Corning's bylaws provide that it shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any action or proceeding against him or related appeal by reason of his being or having been a director or officer of Corning to the full extent permitted by the Business Corporation Law.

         Section 402(b) of the Business Corporation Law provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Corning's restated certificate of incorporation provides that its directors' liability is limited to the extent permitted by the Business Corporation Law.

TRANSFER AGENT AND REGISTER

         The transfer agent and registrar for the Corning common stock is Computershare Investor Services LLC in Chicago, Illinois.


                                  LEGAL MATTERS

         The validity of the shares of our common stock is being passed on for us by William D. Eggers, Esq., Senior Vice President and General Counsel of Corning Incorporated. Mr. Eggers owns substantially less than 1% of the outstanding shares of our common stock.


                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Corning Incorporated for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Corning is subject to the informational requirements of the Exchange Act and, in accordance therewith file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by Corning with the Commission can be viewed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Copies can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 233 Broadway, New York, New York 10279 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by calling the Commission at (800) 732-0330. Corning common stock is listed on the New York Stock Exchange. Reports and other information concerning Corning may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Corning has filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the sale by selling shareholder of the shares of Corning common stock issued to it as partial consideration for our acquisition of all of the issued and outstanding shares of common stock of Lucent Technologies Mauritius Ltd. This prospectus does not contain all the information set forth in the registration statement, selected portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Corning and the Corning common stock, reference is made to the registration statement (including its exhibits).

         The Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. Statements contained in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document (if any) filed as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference. The information incorporated by reference is deemed to be part of this prospectus. This prospectus incorporates by reference the documents set forth below that Corning has previously filed with the Commission. These documents contain important information about Corning and its finances.

    CORNING FILINGS (FILE NO. 1-03247)                  PERIOD
    ---------------------------------                   ------

    Annual Report on Form 10-K................Year ended December 31, 2001 filed March 4, 2002

    Annual Report on Form 10-K/A..............Year ended December 31, 2001
                                                 Filed March 7, 2002

    Quarterly Reports on Form 10-Q............Quarter ended March 31, 2002, filed May 7, 2002
                                              Quarter ended June 30, 2002,
                                                   filed July 24, 2002
                                              Quarter ended September 30, 2002,
                                                   filed October __, 2002

    Registration Statement on Form 8-A...........Filed July 11, 1996

         Current Reports on Form 8-K.............Filed January 14,2002
                                                 Filed January 23, 2002
                                                 Filed April 15, 2002
                                                 Filed April 22, 2002
                                                 Filed April 25, 2002
                                                 Filed July 23, 2002
                                                 Filed July 23, 2002
                                                 Filed July 29, 2002
                                                 Filed July 30, 2002
                                                 Filed July 30, 2002
                                                 Filed August 1, 2002
                                                 Filed August 2, 2002
                                                 Filed August 7, 2002
                                                 Filed August 26, 2002

         All documents and reports subsequently filed by Corning pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates important business and financial information about Corning that is not included in or delivered with this prospectus. Documents incorporated by reference which are not presented herein or delivered herewith (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this prospectus is delivered, on written or oral request, without charge to: Corning Incorporated, One Riverfront Plaza, Corning, New York 14831 (telephone number (607) 974-9000), Attention:
Secretary.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses payable by Corning Incorporated (the "Company") in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee ............................................... $  4,600
Legal Fees...................................................... $  5,000*
Fees and expenses of accountants................................ $  5,000*
Printing Fees................................................... $  5,000*
Miscellaneous................................................... $  5,000*
                                                                  --------
Total........................................................... $ 24,600*
                                                                  =========
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 722 and 723 of the Business Corporation Law of the State of New York ("BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

         Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's Restated Certificate of Incorporation contains such a provision.

         For the undertaking in relation to indemnification, please see Item 17 below.

Item 16.  Exhibits.

                                    EXHIBITS


EXHIBIT
NUMBER           DESCRIPTION
------           -----------

  3.1 Restated Certificate of Incorporation of the Company, dated December 6, 2000 (incorporated by reference to Exhibit 3(i) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

  3.2 Certificate of Amendment, dated April 27, 2000, increasing the number of authorized shares of common stock (incorporated by reference to Exhibit 3(i) to the Company's Current Report on Form 8-K filed May 3, 2000).

  3.3 Certificate of Amendment, dated August 5, 2002, establishing the number, designation, relative rights, preference and limitations of the Company's 7.00% Series C Mandatory Convertible Preferred Stock increasing the number of authorized shares of common stock (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed August 7, 2002).

  3.4 By-laws of the Company effective December 6, 2000 (incorporated by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

  4.1 Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration Statement No. 33-48488)).

  4.2 Rights Agreement, dated as of June 5, 1996, between the Company and Harris Trust and Savings Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated July 10, 1996).

  4.3 Form of Preferred Share Purchase Right of the Company (included in Exhibit 4.2).

  5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

  23.1           Consent of William D. Eggers, Esq. (included in Exhibit 5.1).*

  23.2           Consent of PricewaterhouseCoopers LLP.*

  24.1           Powers of Attorney.*


-----------------------------
* Filed herewith

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

..                 (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against the registrant for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 1st day of September, 2002.

                                          CORNING INCORPORATED
                                          (Registrant)


                                     By:   /s/  William D. Eggers
                                          --------------------------------
                                              William D. Eggers
                                              Senior Vice President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 1, 2002 by the following persons in the capacities indicated:

NAME AND SIGNATURE                         TITLE
------------------                         -----

/s/  James R. Houghton                     Chief Executive Officer
-----------------------                    and Chairman
(James R. Houghton)                        (Principal Executive Officer)


/s/  James B. Flaws                        Chief Financial Officer
-----------------------                    and Vice Chairman
(James B. Flaws)                           (Principal Financial Officer)


/s/  Katherine A. Asbeck                   Senior Vice President and Controller
-----------------------                    (Principal Accounting Officer)
(Katherine A. Asbeck)


                 *                         Director
-----------------------
(John Seely Brown)


                 *                         Director
-----------------------
(Gordon Gund)


                 *                         Director
-----------------------
(John M. Hennessy)

NAME AND SIGNATURE                         TITLE
------------------                         -----


                                           Director
-----------------------
(Jeremy R. Knowles)

                 *                         Director
-----------------------
(James J. O'Connor)

                 *                         Director
-----------------------
(Catherine A. Rein)

                 *                         Director
-----------------------
(Deborah D. Rieman)

                 *                         Director
-----------------------
(H. Onno Ruding)

                 *                         Director
-----------------------
(William D. Smithburg)

                 *                         Director
-----------------------
(Hansel E. Tookes II)

                 *                         Director
-----------------------
(Peter F. Volanakis)

                 *                         Director
-----------------------
(Wendell P. Weeks)





*By: /s/  William D. Eggers
     ----------------------------
     (William D. Eggers)
     (Attorney-in-fact)
Dated: October 2, 2002
                                      II-6

                                  EXHIBIT INDEX

EXHIBIT                                                                     PAGE
NUMBER   DESCRIPTION                                                      NUMBER




3.1 Restated Certificate of Incorporation of the Company, dated December 6, 2000 reference to Exhibit 3(i) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

3.2 Certificate of Amendment, dated April 27, 2000, increasing the number of authorized shares of common stock (incorporated by reference to Exhibit 3(i) to the Company's Current Report on Form 8-K filed May 3,
         2000).

3.3 Certificate of Amendment, dated August 5, 2002, establishing the number, designation, relative rights, preference and limitations of the Company's 7.00% Series C Mandatory Convertible Preferred Stock increasing the number of authorized shares of common stock (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed August 7, 2002).

3.4      By-laws of the Company effective December 6, 2000
         (incorporated by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

4.1      Form of Common Stock Certificate of the Company
         (incorporated by reference to Exhibit 4 of the Company's Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration
         Statement No. 33-48488)).

4.2 Rights Agreement, dated as of June 5, 1996, between the Company and Harris Trust and Savings Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated July 10, 1996).

4.3      Form of Preferred Share Purchase Right of the Company
         (included in Exhibit 4.2).

5.1 Opinion of William D. Eggers, Esq. as to the legality of shares registered.*

23.1     Consent of William D. Eggers, Esq. (included in
         Exhibit 5.1). *

23.2     Consent of PricewaterhouseCoopers LLP.*

24.1     Powers of Attorney.*


-----------------------------
* Filed herewith
                                      II-7